                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             MC INFORMATICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                             MC INFORMATICS, INC.
                       18881 VON KARMAN AVE., SUITE 100
                               IRVINE, CA  92612

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 24, 1999


To the Shareholders of MC Informatics, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of MC Informatics, Inc., a California corporation (the "Company"), will be held on May 24, 1999, at 3:00 p.m. local time at 18881 Von Karman Ave., Irvine, California for the following purposes:

     1. To elect five (5) members of the board of directors to hold office until the 2000 annual meeting of shareholders and until their respective successors are elected and qualified.

     2. To vote upon a proposal to ratify the appointment of BDO Seidman, LLC as the Company's independent public accountants for the year ending December 31, 1999.

     3. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 15, 1999 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the principal office of MC Informatics, Inc.

                                         By order of the board of directors

                                         /s/ Jeffrey L. Pollard

                                         Jeffrey L. Pollard
                                         Chief Financial Officer


Irvine, California
April 30, 1999

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY SHAREHOLDER MAY WITHDRAW HIS OR HER PROXY AND VOTE IN PERSON AT THE MEETING.

                             MC INFORMATICS, INC.
                       18881 VON KARMAN AVE., SUITE 100
                               IRVINE, CA  92612

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                             DATED APRIL 30, 1999

     The accompanying proxy is solicited by the board of directors of MC Informatics, Inc., a California corporation (the "Company"), for use at the annual meeting of shareholders to be held on May 24, 1999, or any adjournment thereof, for the purposes set forth in the accompanying notice of annual meeting. The date of this Proxy Statement is April 30, 1999, the approximate date on which this proxy statement and the accompanying form of proxy were first sent or given to shareholders.

                              GENERAL INFORMATION

     Voting Securities.  Only shareholders of record as of the close of business
     -----------------
on April 15, 1999 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were shares of common stock of the Company, no par value, issued and outstanding. Shareholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies.  The cost of soliciting proxies will be borne by
     -----------------------
the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies.  All valid proxies received prior to the meeting will be
     -----------------
voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A shareholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Five (5) directors, constituting the Company's full board, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until the Company's annual meeting of shareholders in 2000, and until their successors are elected and qualified.

     Management's nominees for election to the board of directors and certain information with respect to their age and background are set forth below. Management knows of no reason why any nominee would be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

                                                                                            DIRECTOR
     NAME                         POSITION WITH COMPANY                      AGE              SINCE
----------------           ---------------------------------                 ---            --------
Bill Childs                Chief Executive Officer, Director                 59               1999
Joseph R. Dunham           Director                                          35               1998
David Joiner               Director                                          50               1999
John Pappajohn             Director                                          70               1993
Bruce Ryan                 Director                                          57               1999

     Bill Childs joined MC Informatics, Inc. in April 1997. He has been the Chief Executive Officer of MC Informatics, Inc. and Chairman of the Board since that date. Mr. Childs was a co-founder of Technicon Data Systems in 1968. Technicon is currently a $200 million company, operating under the name Eclipsys, providing services to the healthcare industry. Mr. Childs, in 1980, also founded Healthcare Informatics magazine along with several other magazines. He sold Healthcare Informatics to McGraw-Hill in 1995. In 1995, Mr. Childs joined CyCare Systems as Senior Vice President - Product Management.

     Joseph R. Dunham has been a director of the Company since 1998, and since 1997, he has been Senior Vice President of Equity Dynamics, a venture capital firm owned by Mr. John Pappajohn, a principal shareholder of the Company. Mr. Dunham has been involved in capital formation in the venture capital and banking industries for over 10 years. He is currently on the board of several privately-held companies including: Advanced Analytical Technologies, Inc., TeleDirect International, Inc. and Renaissance Software. Prior to Equity Dynamics, from 1993 to 1997, Mr. Dunham was manager of Investment Services at Wellmark Blue Cross Blue Shield of Iowa and from 1990 to 1993, he was Vice President of Corporate Finance at Allied Group Merchant Banking. Mr. Dunham received his B.A. in Business Education and Computer Sciences from Warburg College and his M.B.A. from Drake University.

     David Joiner has been a director of the Company since 1999. Currently, Mr. Joiner is serving as Vice President of Information Systems of Quorum Health Group, an information technology and national consulting firm for over 200
hospitals.   Prior to joining Quorum, Mr. Joiner served as President of
Management Directions Incorporated.   Prior to MDI, Mr. Joiner was a senior
consultant with Superior Consultant Group. Mr. Joiner received a B.B.A. from the University of Memphis in 1970.

     John Pappajohn has been a director of the Company since 1993. Mr. Pappajohn also serves as a director of the following companies: Pace Health Management Systems, Inc.; Patient Infosystems, Inc., and American Physicians Partners, Inc. Mr. Pappajohn has been the sole owner of Pappajohn Capital Resources, a venture capital firm, and has served as President of Equity Dynamics, Inc., a financial consulting firm, since 1969. Mr. Pappajohn received a B.S.C. degree from the University of Iowa in 1952.

     Bruce Ryan has been a director of the Company since 1999. Dr. Ryan spent ten years at IBM, moving from basic research to sales and marketing. He joined Digital Equipment Corporation serving as V. P. Sales and Marketing for the General International Area, an organization of over 2000 employees selling the company's products and services internationally. In 1993, Dr. Ryan joined Wang Laboratories as Senior Vice President and General Manager of the Federal Systems Division and then as President, Specialty Solutions. Dr. Ryan received a B.S. in Physics from Boston College and a M.S. and Ph.D. from Lehigh University.

     During 1998, the board held one meeting and took action by unanimous written consent seven times.

     The Company has an audit committee and a compensation committee.

     The audit committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the board, subject to ratification by the shareholders, and periodically review the Company's accounting policies and internal accounting and financial controls. Effective as of April 19, 1999, the members of the audit committee were Messrs. Pappajohn, Ryan and Joiner. The audit committee held one meeting in 1998.

     The compensation committee's function is to review and establish salary levels for executive officers and certain other management employees and to grant stock options. The members of the compensation committee in 1998 were Messrs. Pappajohn and Dunham. During 1998, the compensation committee held one meeting. Effective as of April 19, 1999, the members of the compensation committee were Messrs. Dunham, Ryan and Joiner.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                                PROPOSAL NO. 2
            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected BDO Seidman, LLC as independent accountants to audit the financial statements of the Company for the year ending December 31, 1999. A representative of BDO Seidman, LLC is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the annual meeting of shareholders, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN, LLC AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 3, 1999, with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own more than 5% of the Company's common stock, (ii) each director and director-nominee of the Company, (iii) the individual who served as the Chief Executive Officer of the Company in 1998, and the other three highest compensated executive officers of the Company whose salary and bonus for the year ended December 31, 1998 exceeded $100,000 (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                                            SHARES OWNED (2)
                                                             ---------------------------------------------
NAME AND ADDRESS OF
BENEFICIAL OWNER (1)                                         NUMBER OF SHARES          PERCENTAGE OF CLASS
-------------------------------------------------------      ----------------          -------------------
Peter S. O'Donnell (3).................................                   0                          *

Tim Yamauchi (4).......................................                   0                          *

Terry Brandt (5).......................................              50,000                          *

John Pappajohn (6).....................................           2,410,000                       15.9%

Edgewater Private Equity Fund II, L.P.                            2,036,000                       13.3%
666 Grand Avenue, Suite 200
Des Moines, Iowa 50309

James A. Gordon (7)....................................           2,036,000                       13.3%

Dr. Joseph Rudick, Jr (8)..............................             339,000                        2.2%
150 Broadway
New York, New York 10038

Molly C. Coye, MD (9)..................................              77,400                          *

Joseph R. Dunham II (10)...............................              60,000                          *

Bill Childs (11).......................................           3,729,521                       23.8%

Garfield Thompson (12).................................           1,777,954                       12.3%
All officers and directors as a group (eight
 persons) (13)                                                   10,479,875                       65.2%

__________
* Represents less than 1%.
(1) Except as otherwise indicated, the address for each beneficial owner identified is c/o MC Informatics, Inc., 18881 Von Karman Ave., Suite 100, Irvine, California 92612.
(2) Unless otherwise indicated, the Company believes that all persons and entities named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of shares of common stock that can be acquired by such person within 60 days from March 3, 1999, upon the exercise of options or convertible securities. Each beneficial owner's percentage ownership is based on 15,267,075 shares of common stock outstanding as of March 3, 1999 and is determined by assuming that convertible securities and options that are held by such person (but not those held by any other person) and which are exercisable within such period have been exercised.

(3) Mr. O'Donnell served as the Company's Chief Executive Officer through May 1998. The Company did not have a chief executive officer for the remainder of 1998.
(4)  Mr. Yamauchi served as the Company's Chief Financial Officer through May
     1998.
(5) Mr. Brandt served as the Company's Vice President through March, 1999. Includes immediately exercisable options to purchase 50,000 shares; options for 20,624 shares have vested.
(6)  Includes immediately exercisable options to purchase 10,000 shares.
(7) Includes 1,236,000 shares of Common Stock held by Edgewater Private Equity Fund II, L.P. Mr. Gordon may be deemed to be the beneficial owner of such shares. Excludes 30,000 shares of common stock held by Laura Gordon 1985 Trust over which Mr. Gordon has voting power but no pecuniary interest. Mr. Gordon disclaims beneficial ownership of such 30,000 shares.
(8)  Includes immediately exercisable options to purchase 24,000 shares.
(9)  Includes immediately exercisable options to purchase 77,400 shares.
(10) Mr. Dunham became a director of the Company on April 21, 1998. Includes immediately exercisable options to purchase 10,000 shares.
(11) Mr. Childs became Chief Executive Officer of the Company on March 3, 1999. Includes immediately exercisable options to purchase 500,000 shares.
(12) Mr. Thompson became Senior Vice President of the Company on March 3, 1999. Includes immediately exercisable options to purchase 100,000 shares.
(13) Includes immediately exercisable options to purchase 811,400 shares.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning the total compensation of the Named Executive Officers for the years ended December 31, 1998, 1997 and 1996:

                          SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                             -------------------           ----------------------
      NAME AND PRINCIPAL                                                   SECURITIES UNDERLYING         OTHER ANNUAL
          POSITION                 YEAR       SALARY          BONUS              OPTIONS (#)             COMPENSATION
------------------------------     ----      --------      -----------     ----------------------        ------------
Peter S. O'Donnell (1)             1998      $ 72,723      $95,000 (2)                  --                     --
Former President, Chief            1997      $163,200      $20,000 (3)                  --                     --
 Executive Officer and             1996      $161,067      $26,667                      --                     --
 Chairman of the Board

Tim Yamauchi (4)                   1998      $ 73,333      $34,363                      --                     --
Former Chief Financial Officer     1997      $110,000      $----                        --                     --
                                   1996      $101,141      $20,000                      --                     --
Terry Brandt (5)
Former Chief Technology            1998      $114,583      $----                        --                     --
 Officer                           1997      $ 98,958      $----                    50,000                     --

__________________
(1)  Mr. O'Donnell resigned from the Company in May 1998.
(2)  Represents severance pay.
(3)  Represents payment of deferred 1996 year end bonus.
(4)  Mr. Yamauchi resigned from the Company in May 1998.
(5)  Mr. Brandt resigned from the Company in March 1999.

                     OPTIONS GRANTED AND EXERCISED IN 1998

     During the year ended December 31, 1998, the Company did not grant options to the Named Executive Officers. None of the Named Executive Officers exercised options during the year ended December 31, 1998.

     The following table provides specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since January 17, 1997, the date of the Company's initial public offering:

                          TEN-YEAR OPTION REPRICINGS

                                                                                                                 LENGTH OF
                                                                                                                  ORIGINAL
                                          NUMBER OF       MARKET PRICE OF    EXERCISE PRICE                     OPTION TERM
                                         SECURITIES       STOCK PER SHARE     PER SHARE AT         NEW          REMAINING AT
                                         UNDERLYING         AT TIME OF           TIME OF         EXERCISE         DATE OF
                                      OPTIONS REPRICED     REPRICING OR       REPRICING OR      PRICE PER       REPRICING OR
     NAME AND POSITION        DATE      OR AMENDMENT         AMENDMENT          AMENDMENT         SHARE          AMENDMENT
 -------------------------  --------  ----------------    ---------------    --------------     ---------       ------------
Gerald W. Zieg, Former       5/28/97       50,000              $3.13              $5.00            $3.13         115 months
Vice President               5/26/98       10,000              $0.56              $3.28            $1.00         108 months
                             5/26/98       50,000              $0.56              $3.13            $1.00         103 months

Terry Brandt,                5/26/98       10,000              $0.56              $3.28            $1.00         115 months
Former Chief Technology      5/26/98       30,000              $0.56              $3.28            $1.00         113 months
Officer                      5/26/98       10,000              $0.56              $3.38            $1.00         121 months

                     REPORT OF THE COMPENSATION COMMITTEE
                OF THE BOARD OF DIRECTORS ON EXECUTIVE OPTIONS

     On April 23, 1998, the compensation committee, comprised of John Pappajohn and Joe Dunham, considered the options held by the Company's employees, including executive officers, and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the 1994 Stock Option Plan having exercise prices above the recent trading prices of the Company's Common Stock (the "Underwater Options").

     The compensation committee reviewed a study prepared by the finance department of the Company demonstrating that a substantial number of the options held by employees at that point in time were Underwater Options. The compensation committee reviewed the impact of the decline in the market price of the Company's Common Stock on the incentive afforded by the Underwater Options and determined that such options were significantly less likely to serve their purposes of retaining and motivating employees whose contributions are important to the Company's future success. The compensation committee also determined that unless adjustment was made, longer term employees holding Underwater Options would perceive a substantial inequity in comparison to more recently hired employees granted options with exercise prices set at the then lower market price of the Company's Common Stock, and the morale of such longer term employees would suffer as a consequence. The compensation committee believed that the future success of the Company would depend in part on its ability to retain and motivate its highly skilled employees for whom competition in the marketplace is intense, and the loss of such employees could have a significant adverse impact on the Company's business. The compensation committee believed that providing equity incentives to employees of the Company to further increase the Company's performance and the value of the Company for its shareholders was both important and cost effective. The compensation committee considered other alternatives, such as granting new options selectively to then employed key employees, but determined that the size of the additional options that would be required to offset the decline in the market price of the Company's Common Stock would result in significant dilution to the shareholders.

     Considering these factors, the compensation committee determined that it was in the best interests of the Company and its shareholders to restore the incentives for employees and executive officers holding Underwater Options to remain with the Company by adopting a stock option exchange program whereby employees holding Underwater Options may elect to receive new options pursuant to the 1994 Stock Option Plan having an exercise price comparable to the trading price at that time in exchange for the cancellation of the Underwater Options. The offer to exchange options was completed on April 29, 1998; options for a total of 250,850 shares with exercise price ranging from $3.13 to $3.75 per share were exchanged for options for an equal number of shares at an exercise price of $1.00 per share.

COMPENSATION COMMITTEE

Employment Contracts and Termination and Change of Control Arrangements
-----------------------------------------------------------------------

     The Company entered into employment agreements with each of Peter S. O'Donnell and Timothy S. Yamauchi which expired in December 1997 and automatically renewed, pursuant to the terms of the agreements, for additional one-year terms. The agreements provided for base compensation payable to Mr. O'Donnell and Mr. Yamauchi of $163,200 and $110,000, respectively, and bonuses to be determined based on annual pre-tax earnings, if any, of the Company. The agreements also provided for employment on a full-time basis and contained a provision that the employee will not compete or engage in a business competitive with the Company for a period of one year after termination. In the event of termination of the employee's employment by the Company other than for cause (including non-renewal of the agreement) or by reason of death or disability, the Company is obligated to make payments equal to one-half of the then applicable annual base salary plus a pro rata portion of the bonus payable for such year. Messrs. O'Donnell and Yamauchi resigned from the Company in May 1998.

     The Company had a letter agreement with Gerald W. Zieg pursuant to which Mr. Zieg is entitled to receive an annual salary of $90,000 plus commissions equal to 1% of net revenues, subject to certain exclusions. Mr. Zieg resigned from the Company in September 1998.

     In connection with the acquisition of MC Informatics, Inc., in March 1999, the Company entered into an employment agreement with Bill Childs. Pursuant to the agreement, Mr. Childs receives an annual salary of $182,000. In the event the Company is merged or consolidated with another company, all of Mr. Childs' options will immediately vest. In addition, if Mr. Childs is terminated without cause following a change in control of the Company, he is entitled to receive a lump sum severance amount equal to one year of salary at the then current rate.

     Certain options granted under the Company's 1994 Founder's Stock Option Plan contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the Company in which the Company's shareholders do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company or its successor, if the successor corporation fails to assume the outstanding options or substitute options for the successor corporation's stock to replace the outstanding options. The outstanding options will terminate to the extent they are not exercised as of consummation of the merger, or assumed or substituted for by the successor corporation.

Director Compensation
---------------------

     For each meeting of the board of directors which they attend, directors are reimbursed for reasonable travel expenses incurred.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     During the last fiscal year, executive compensation was administered by the compensation committee comprised of two outside directors, Mr. Dunham and Mr. Pappajohn.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

     Based solely on the Company's reviews of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% shareholders were complied with.

Certain Relationships and Related Transactions
----------------------------------------------

     On February 25, 1998, the Company completed an $800,000 private placement. This private placement consisted of the sale of 400,000 shares of common stock, at a price of $2.00 per share, to two of the Company's existing shareholders.

     On April 13, 1998, the Company announced that with respect to its outstanding publicly traded warrants, it was reducing the exercise price from $5.00 per share to $2.50 per share, and the call price for the warrants from $7.50 to $3.75.

     The Company issued 632 shares of series B preferred stock as a result of the following private placements. On March 31, 1998, two existing shareholders agreed to purchase 250 shares of the Company's series B preferred stock for proceeds of $500,000. On May 13, 1998, the Company received the $500,000 proceeds. On June 30, 1998, three existing shareholders purchased 175 shares of the Company's series B preferred stock for total proceeds of $350,000, of which $300,000 was received on June 30, 1998, and $50,000 was received on July 8, 1998. On August 14 and September 3, 17, and 25, 1998, the Company received proceeds of $412,500 in connection with the private placement of additional shares of series B preferred stock to one existing shareholder and one new investor. The shares of series B preferred stock converted into 2,525,000 shares of the Company's common stock on March 3, 1999.

     On February 26, 1999, the shareholders of the Company approved the sale of assets to Patient InfoSystems, Inc. and the merger with MC Informatics, Inc. In connection with these transactions, the Company changed its name to MC Informatics, Inc.

     On February 26, 1999, the Company sold 1,000,000 shares of common stock to 10 individuals at a price of $1.00 per share.

     As part of the agreement to acquire MC Informatics, Inc., Mr Childs had the right to convert his $77,000 note receivable to common stock at $.50 per share. In March 1999, Mr. Childs agreed to convert such note to 154,000 shares of common stock.

     Except as described above, since January 1, 1998, the Company has made no loans to officers, directors, principal shareholders or other affiliates other than as described above or other than advances of reimbursable expenses. All such transactions, including loans, are subject to approval by a majority of the Company's independent and disinterested directors.

         SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented at the next annual meeting of the shareholders of the Company must be received by the Company at its offices at 18881 Von Karman Ave., Suite 100, Irvine, California 92612, not later than January 3, 2000, and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                   By order of the board of directors

                                   /s/ Jeffrey L. Pollard
                                   _____________________________________________
                                   Jeffrey L. Pollard
                                   Chief Financial Officer

April 30, 1999

                             MC INFORMATICS, INC.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bill Childs and Jeffrey L. Pollard, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of MC Informatics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's offices located at 18881 Von Karman Avenue, Suite 100, Irvine, California 92612 at 3:00 p.m. local time on May 24, 1999, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Shareholders of the Company, (2) accompanying Proxy Statement and (3) Form 10-KSB of the Company for the year ended December 31, 1998.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF THE COMPANY

1.   Election of the following directors:

               [ ]  FOR the nominees              [ ]  WITHHOLD AUTHORITY
                    listed below (except               to vote for the
                    as marked to the                   nominees listed
                    contrary below.)                   below.

     (INSTRUCTION: To withhold authority to vote for a nominee, strike a line through the nominee's name.)

                                  Bill Childs
                               Joseph R. Dunham
                                 David Joiner
                                John Pappajohn
                                  Bruce Ryan

2. To ratify the appointment of BDO Seidman, LLC as independent accountants of the Company for the year ending December 31, 1999.

            [ ]  FOR                [ ] AGAINST             [ ] ABSTAIN


Whether or not you plan to attend the meeting in person, you are urged to sign and promptly mail this proxy in the return envelope so that your stock may be represented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

[ ]  CHECK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.

[ ]  CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.


                                         Dated: ______________, 1999



                              Signature(s): ______________________________
                                               _____________________________